EXECUTION VERSION

EXTENSION AND AMENDMENT AGREEMENT dated as of May 4, 2020 (this “Amendment”), among TRIMBLE INC., a Delaware corporation (the “Company”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of May 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The Company has requested that (a) the Term Maturity Date be extended to July 2, 2022 and (b) the Credit Agreement be amended to effect certain other amendments set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such extension and such other amendments, in each case, on the terms and subject to the conditions set forth herein.
JPMorgan Chase Bank, N.A. and BofA Securities, Inc. have been appointed as joint lead arrangers and joint bookrunners for the transactions contemplated by this Agreement (in such capacities, the “Arrangers”).
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.
SECTION 1.Amendments to Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text) as set forth in the blackline changed pages attached as Exhibit A hereto.
SECTION 2.Representations and Warranties of the Company. The Company hereby represents and warrants, as of the Amendment Effective Date and after giving effect to the transactions contemplated hereby, as follows:
(a)The Company has the requisite power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement as amended hereby. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations hereunder and under the Credit Agreement as amended hereby have been duly authorized by all necessary corporate actions on the part of the Company, and this Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(b)No Default or Event of Default has occurred and is continuing.
(c)The representations and warranties of the Company set forth in Article III of the Credit Agreement as amended hereby are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty were true and correct on and as of such prior date (with each reference to the Effective Date in Sections 3.08, 3.12, 3.14 and 3.16 of the Credit Agreement being deemed, solely for purposes of this Section 2(c), to be a reference to the Amendment Effective Date).
SECTION 3.Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions are satisfied:
(a)Amendment. The Administrative Agent shall have executed a counterpart of this Amendment and shall have received from the Company and each Term Lender (i) a counterpart of this Amendment executed by each such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging) that each such Person has signed a counterpart of this Amendment.
(b)Secretary’s Certificate. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company, the authorization of this Amendment, the incumbency of the Persons executing this Amendment on behalf of the Company and any other legal matters relating to the Company, this Amendment or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
(c)Officer’s Certificate. The Administrative Agent shall have received a certificate of the Company, dated the Amendment Effective Date and executed by an Authorized Officer of the Company, certifying that the representations and warranties of the Company contained in Section 2 hereof are true and correct.
(d)Fees and Expenses. The Administrative Agent shall have received all fees agreed by the Company with the Arrangers in connection with this Amendment and reimbursement of all costs and expenses (including reasonable and documented legal fees and expenses) payable by or on behalf of the Company to the Arrangers or the Administrative Agent in connection with this Amendment, in the case of costs and expenses, to the extent invoiced at least two Business Days prior to the Amendment Effective Date.
SECTION 4.Reference to and Effect on the Credit Agreement. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereto”, “hereof” or words of like import shall refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(a)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not by implication or otherwise limit, impair, operate as a waiver of or otherwise affect any right, power or remedy of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 5.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment for any other purpose and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 7.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.Incorporation by Reference. The provisions of Sections 10.06(b), 10.07, 10.09(b), 10.09(c), 10.09(d) and 10.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TRIMBLE INC.,
by
/s/ David Barnes
Name:David G. Barnes
Title:Chief Financial Officer

[Trimble Inc. Extension and Amendment Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by
/s/ Ryan Zimmerman
Name:Ryan Zimmerman
Title:Vice President

[Trimble Inc. Extension and Amendment Agreement]

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: Bank of America, N.A.

by    /s/ Eric A. Baltazar
Name:    Eric A. Baltazar
Title:    Vice President

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: The Bank of Nova Scotia

by    /s/ Jason Rinne
Name:    Jason Rinne
Title:    Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION

by    /s/ Spencer Ferry
Name:    Spencer Ferry
Title:    Vice President

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

TD Bank, N.A.

by    /s/ Matt Waszmer
Name    Matt Waszmer
Title:    Senior Vice President

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: MUFG BANK, LTD.

by:    /s/ Matthew Antioco
Name:    Matthew Antioco
Title:    Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: BBVA USA

by    /s/ Matias Cruces
Name:    Matias Cruces
Title:    Managing Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

PNC BANK, N.A.

by    /s/ Karl Thomasma
Name:    Karl Thomasma
Title:    SVP

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Sumitomo Mitsui Banking Corporation:

by    /s/ Michael Maguire
Name:    Michael Maguire
Title:    Managing Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: U.S. Bank National Association

by    /s/ Lukas Coleman
Name:    Lukas Coleman
Title:    Vice President

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Nordea Bank AB, New York Branch

by    /s/ Leena Parker
Name:    Leena Parker
Title:    Senior Vice President

by    /s/ Ola Anderssen
Name:    Ola Anderssen
Title:    First Vice President

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: TRUIST BANK (formerly known as Branch Banking and Trust Company)

by    /s/ Brett Ross
Name:    Brett Ross
Title:    Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

Name of Institution: KEYBANK NATIONAL ASSOCIATION

by    /s/ Geoff Smith
Name:    Geoff Smith
Title:    Director

LENDER SIGNATURE PAGE TO
EXTENSION AND AMENDMENT AGREEMENT
RELATING TO
THE CREDIT AGREEMENT OF TRIMBLE INC.

KBC Bank NV, New York Branch

by    /s/ Nicholas Fiore
Name:    Nicholas Fiore
Title:    Director

by    /s/ Francis Payne
Name:    Francis Payne
Title:    Managing Director

EXHIBIT A
AMENDMENTS TO CREDIT AGREEMENT

[Attached]

~~EXECUTION VERSION~~
EXHIBIT A

PROPOSED AMENDMENTS REFLECTING EXTENSION AND AMENDMENT AGREEMENT
ADDED TEXT SHOWN UNDERSCORED, DELETED TEXT SHOWN
~~STRIKETHROUGH~~

J.P. Morgan

CREDIT AGREEMENT

dated as of May 15, 2018,
among TRIMBLE INC.,
the BORROWING SUBSIDIARIES Party Hereto, the LENDERS Party Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent

_____________________________

JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners

GOLDMAN SACHS BANK USA
and
BANK OF AMERICA, N.A.,
as Syndication Agents

THE BANK OF NOVA SCOTIA,
WELLS FARGO BANK, NATIONAL ASSOCIATION, COMPASS BANK,
HSBC BANK USA, N.A., MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC,
SUMITOMO MITSUI BANKING CORPORATION, TD BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I
Definitions
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~39~~41
SECTION 1.03.	Terms Generally	~~39~~41
SECTION 1.04.	Accounting Terms; GAAP	~~40~~41
SECTION 1.05.	Currency Translation	~~40~~42
SECTION 1.06.	Effectuation of Transactions	~~41~~43
SECTION 1.07.	Most Favored Nation Provision	~~41~~43
SECTION 1.08.	LIBOR Notification	43
SECTION 1.09.	Divisions	44
ARTICLE II
The Credits
SECTION 2.01.	Commitments	~~42~~44
SECTION 2.02.	Loans and Borrowings	~~42~~45
SECTION 2.03.	Requests for Borrowings	~~43~~46
SECTION 2.04.	Funding of Borrowings	~~44~~47
SECTION 2.05.	Interest Elections	~~45~~48
SECTION 2.06.	Termination and Reduction of Commitments	~~46~~49
SECTION 2.07.	Repayment of Loans; Evidence of Debt	~~47~~50
SECTION 2.08.	Prepayment of Loans	~~48~~50
SECTION 2.09.	Fees	~~49~~51
SECTION 2.10.	Interest	~~50~~53
SECTION 2.11.	Alternate Rate of Interest	~~51~~54
SECTION 2.12.	Increased Costs; Illegality	~~53~~56
SECTION 2.13.	Break Funding Payments	~~56~~59
SECTION 2.14.	Taxes	~~57~~60
SECTION 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~61~~64
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	~~63~~66
SECTION 2.17.	Defaulting Lenders	~~65~~68
SECTION 2.18.	Incremental Facilities	~~67~~70
SECTION 2.19.	Bridge Facility	~~71~~73
SECTION 2.20.	Letters of Credit	~~72~~75
SECTION 2.21.	Borrowing Subsidiaries	~~80~~82
ARTICLE III
Representations and Warranties
SECTION 3.01.	Organization; Corporate Powers	~~81~~84

SECTION 3.02.	Authorization and Validity	~~81~~84
SECTION 3.03.	No Conflict; Government Consent	~~82~~84
SECTION 3.04.	Financial Statements	~~82~~85
SECTION 3.05.	No Material Adverse Effect	~~82~~85
SECTION 3.06.	Taxes	~~83~~85
SECTION 3.07.	Litigation and Contingent Obligations	~~83~~85
SECTION 3.08.	Employee Benefits and Labor Matters	~~83~~86
SECTION 3.09.	Accuracy of Information	~~84~~86
SECTION 3.10.	Federal Reserve Regulations	~~84~~87
SECTION 3.11.	Compliance with Laws	~~84~~87
SECTION 3.12.	Ownership of Properties	~~84~~87
SECTION 3.13.	Investment Company Act Status	~~85~~87
SECTION 3.14.	Environmental Matters	~~85~~87
SECTION 3.15.	Insurance	~~85~~88
SECTION 3.16.	Solvency	~~86~~88
SECTION 3.17.	EEA Financial Institutions	~~86~~89
SECTION 3.18.	Anti-Corruption Laws and Sanctions	~~86~~89
SECTION 3.19.	Representations and Warranties of each Borrowing Subsidiary	~~86~~89
ARTICLE IV
Conditions
SECTION 4.01.	Conditions to Effective Date	~~88~~91
SECTION 4.02.	Conditions to Term Funding Date	~~90~~92
SECTION 4.03.	Conditions to Each Revolving Credit Event	~~91~~94
SECTION 4.04.	Conditions to Initial Revolving Credit Event to each Borrowing Subsidiary	~~92~~94
ARTICLE V
Affirmative Covenants
SECTION 5.01.	Financial Reporting	~~92~~95
SECTION 5.02.	Notice of Material Events; Other Information	~~93~~96
SECTION 5.03.	Corporate Existence, Etc	~~94~~97
SECTION 5.04.	Corporate Powers; Conduct of Business	~~94~~97
SECTION 5.05.	Compliance with Laws, Etc	~~94~~97
SECTION 5.06.	Payment of Taxes and Claims	~~95~~97
SECTION 5.07.	Insurance	~~95~~98
SECTION 5.08.	Inspection of Property; Books and Records; Discussions	~~95~~98
SECTION 5.09.	Maintenance of Property	~~96~~98
SECTION 5.10.	Use of Proceeds	~~96~~99
ARTICLE VI
Negative Covenants
SECTION 6.01.	Liens	~~96~~99
SECTION 6.02.	Indebtedness of Subsidiaries	~~99~~102
SECTION 6.03.	Sale and Leaseback Transactions	~~101~~104

SECTION 6.04.	Conduct of Business	~~101~~104
SECTION 6.05.	Transactions with Affiliates	~~102~~104
SECTION 6.06.	Restriction on Fundamental Changes	~~102~~105
SECTION 6.07.	Margin Regulations	~~103~~105
SECTION 6.08.	Restrictive Agreements	~~103~~105
SECTION 6.09.	Financial Covenants	~~103~~106
ARTICLE VII
Events of Default
SECTION 7.01.	Defaults	~~104~~107
SECTION 7.02.	Clean-up Period	~~108~~110
ARTICLE VIII
The Administrative Agent
ARTICLE IX
Parent Guarantee
SECTION 9.01.	Parent Guarantee	~~114~~117
SECTION 9.02.	Waivers	~~115~~118
SECTION 9.03.	Guarantee Absolute	~~115~~118
SECTION 9.04.	Acceleration	~~116~~119
SECTION 9.05.	Marshaling; Reinstatement	~~116~~119
SECTION 9.06.	Subrogation	~~117~~120
SECTION 9.07.	Termination Date	~~117~~120
ARTICLE X
Miscellaneous
SECTION 10.01.	Notices	~~117~~120
SECTION 10.02.	Waivers; Amendments	~~119~~122
SECTION 10.03.	Expenses; Indemnity; Damage Waiver	~~122~~125
SECTION 10.04.	Successors and Assigns	~~125~~128
SECTION 10.05.	Survival	~~129~~132
SECTION 10.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~130~~133
SECTION 10.07.	Severability	~~131~~134
SECTION 10.08.	Right of Setoff	~~131~~134
SECTION 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~132~~135
SECTION 10.10.	WAIVER OF JURY TRIAL	~~133~~136
SECTION 10.11.	Headings	~~133~~137
SECTION 10.12.	Confidentiality	~~134~~137
SECTION 10.13.	Interest Rate Limitation	~~135~~138
SECTION 10.14.	USA PATRIOT Act Notice	~~135~~138
SECTION 10.15.	No Fiduciary Relationship	~~135~~138
SECTION 10.16.	Non-Public Information	~~136~~139
SECTION 10.17.	Conversion of Currencies	~~136~~140

SECTION 10.18.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~137~~140
SECTION 10.19.	Acknowledgement Regarding Any Supported QFCs	141

either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).
“Adjusted LIBO Rate” means (a) with respect to any LIBOR Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (i) the LIBO Rate for US Dollars for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any LIBOR Borrowing denominated in any Alternative Currency for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Alternative Currency for such Interest Period.
“Administrative Agent” means JPMorgan, in its capacity as the administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan or any such successor through which JPMorgan or such successor shall perform any of its obligations in such capacity hereunder or under the other Loan Documents.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls, is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning set forth in Section 10.17(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the Screen Rate for a deposit in US dollars with a maturity of one month (or, if the Screen Rate on such day for a deposit in US Dollars is not available for a maturity of one month but is available for periods both longer and shorter than such period, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day; provided that if such rate shall be less than zero (or, in the case of any Term Loan, less than 1.00% per annum), such rate shall be deemed to be zero (or, in the case of any Term Loan, 1.00% per annum). If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11, then, for purposes of clause (c) above, the ~~Alternate Base~~Adjusted LIBO Rate shall be deemed to be (i) in the ~~greater~~case of ~~clause (a) and (b) above and shall be determined without reference to clause (c) above~~any Term Loan, 1.00% per annum and (ii) otherwise, zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means (a) Euro, (b) Sterling and (c) any Eligible Currency that the Company requests the Administrative Agent to include as an Alternative Currency hereunder and that is agreed to be designated as an “Alternative Currency” by all the Revolving Lenders; provided that the Administrative Agent shall promptly notify each Revolving Lender of each such request and each Revolving Lender shall be deemed not to have agreed to such request unless and until its written consent thereto has been received by the Administrative Agent. If, after the designation pursuant to the terms of this Agreement of any currency as an Alternative Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, or such country’s currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or otherwise ceases to be an Eligible Currency (any of the foregoing being referred to as a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving Lenders and the Company thereof, and such currency shall no longer be an Alternative Currency until such time as such Disqualifying Event no longer exists, and, not later than five Business Days after receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Revolving Loans denominated in such currency, together with accrued interest thereon.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Creditor” has the meaning set forth in Section 10.17(b).
“Applicable Percentage” means at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to Revolving Commitment Fees, or with respect to any Term Loan or Revolving Loan that is an ABR Loan or a LIBOR Loan or EURIBOR Loan, the applicable rate per annum set forth below under the applicable caption “Revolving Commitment Fees”, “LIBOR/EURIBOR Revolving Loans”, “ABR Revolving Loans”, “LIBOR/EURIBOR Term Loans” or “ABR Term Loans”, as the case may be, determined by reference to the numerically lower of (a) the Pricing Category corresponding to the Applicable Ratings in effect at such time and (b) the Pricing Category corresponding to the Leverage Ratio as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company shall have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of determining the Applicable Rate:
(i)    on or prior to the fifth Business Day after the earlier to occur of (A) the Viewpoint Acquisition Closing Date and (B) the termination of the Viewpoint Acquisition Agreement in accordance with the terms thereof, the Applicable Ratings shall be deemed to be in Pricing Category 4; and
(ii)    prior to the earlier of (A) the delivery of the consolidated financial statements of the Company pursuant to Section 5.01(a) or 5.01(b) for the first fiscal quarter or fiscal year ended after the Viewpoint Acquisition Closing Date and (B) the termination of the Viewpoint Acquisition Agreement in accordance with the terms thereof, the Leverage Ratio shall be deemed to be in Pricing Category 6.

	Applicable Ratings		Revolving Commitment Fees	LIBOR / EURIBOR Revolving Loans	ABR Revolving Loans	LIBOR / EURIBOR Term Loans	ABR Term Loans
Pricing Category	(Moody’s/S&P)	Leverage Ratio	(percent per annum)	(percent per annum)	(percent per annum)	(percent per annum)	(percent per annum)

Category 1	> Baa1/BBB+	< 0.500	0.100%	1.000%	0.000%	1.750%	0.750%
Category 2	Baa1/BBB+ 2	≥ 0.500 and <1.000	0.125%	1.125%	0.125%	1.875%	0.875%
Category 3	Baa2/BBB	≥ 1.000 and <1.750	0.150%	1.250%	0.250%	2.000%	1.000%
Category 4	Baa3/BBB-	≥ 1.750 and <2.500	0.200%	1.375%	0.375%	2.125%	1.125%
Category 5	Ba1/BB+	≥ 2.500 and <3.250	0.250%	1.625%	0.625%	2.375%	1.375%
Category 6	< Ba1/BB+	≥ 3.250	0.300%	1.875%	0.875%	2.625%	1.625%
For purposes of the foregoing, (a) if the Applicable Ratings assigned by Moody’s and S&P shall fall within different Pricing Categories, the applicable Pricing Category shall be the Pricing Category in which the higher of the Applicable Ratings shall fall unless the Applicable Ratings differ by two or more Pricing Categories, in which case the applicable Pricing Category shall be the Pricing Category one level below that corresponding to the higher Applicable Rating, (b) if either Moody’s or S&P shall not have an Applicable Rating in effect (other than by reason of the circumstances referred to in the last sentence of this paragraph), such rating agency shall be deemed to have an Applicable Rating in Pricing Category 6, and (c) if any Applicable Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective on the fifth Business Day following the date on which it is first announced by the applicable rating agency making such change. If the rating system of either Moody’s or S&P shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations and corporate credit, the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Applicable Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating shall be deemed to be that most recently in effect from such rating agency prior to such change or cessation.
Each change in the applicable Pricing Category (as corresponding to the Leverage Ratio) resulting from a change in the Leverage Ratio shall be effective during which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Authorized Officer” means any of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, Assistant Treasurer, any Vice President or the Chief Financial Officer of the Company, acting singly; provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, upon request of the Administrative Agent, the secretary or assistant secretary of the Company shall have delivered (which delivery may be made on the Effective Date) an incumbency certificate to the Administrative Agent as to the authority of such individual.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, liquidator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) and in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company or any Borrowing Subsidiary.
“Borrowing”means Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in an Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$5,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$1,000,000 or more.
“Borrowing Request” means a request by or on behalf of a Borrower for a Borrowing in accordance with Section 2.03, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent.
“Borrowing Subsidiary” means each Subsidiary that has become a Borrowing Subsidiary pursuant to Section 2.21(a), other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.21(b).
“Borrowing Subsidiary Accession Agreement” means a Borrowing Subsidiary Accession Agreement, substantially the form of Exhibit C-1, duly executed by the Company and the applicable Subsidiary and accepted by the Administrative Agent, pursuant to which such Subsidiary agrees to become a Borrowing Subsidiary and agrees to be bound by the terms and conditions hereof.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination, substantially in the form of Exhibit C-2, duly executed by the Company.

“Contractual Obligation” means, with respect to any Person, any provision of any equity or debt securities issued by such Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guarantee, contract, undertaking, agreement or instrument, in any case in writing, to which such Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company and (d) any Person under common control which, together with the Company, is treated as a single employer under any applicable foreign law similar to the foregoing clauses (a), (b), and (c), in each case (in clauses (a), (b) or (c)) giving effect to the consummation of the transactions contemplated by the Loan Documents.
“Convertible Indebtedness” means Indebtedness convertible at the option of the holder thereof into Capital Stock of the Company, cash or a combination of Capital Stock of the Company and cash (as provided in the documentation governing such Indebtedness).
“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.19.
“Credit Party” means the Administrative Agent, each Issuing Bank and each Lender.
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company, the Administrative Agent or any Issuing Bank in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or any Issuing Bank made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event or (e) has, or has a Lender Parent that has, become the subject of a Bail-In Action.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disclosure Letter” means the Disclosure Letter, dated the Effective Date, executed and delivered by the Company to the Administrative Agent and the Lenders on the Effective Date in connection with this Agreement.
“Documentation Agents” means the Persons identified as such on the cover page of this Agreement.
“Domestic Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.
“Domestic Borrowing Subsidiary” means any Borrowing Subsidiary that is a Domestic Subsidiary.
“EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, without duplication, (a) Net Income for such period, plus (b) to the extent deducted in computing Net Income for such period, (i) Interest Expense, (ii) charges against income for foreign, federal, state and local taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, (v) other non-cash charges, expenses or losses, (vi) non-cash expenses in connection with stock options, restricted shares or other share based compensation granted or provided to employees or directors, (vii) any unusual, extraordinary or non-recurring charges, expenses or losses, (viii) transaction fees, costs and expenses related to Acquisitions, whether or not any such Acquisition is consummated, (ix) transaction fees, costs and expenses related to the Transactions and (x)

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that none of the following shall constitute a Hedging Agreement: (a) any phantom stock or similar plan providing for payments only on account of services provided by, or any stock option or stock compensation plan providing for grants to, current or former directors, officers, employees or consultants of the Company or the Subsidiaries; (b) any issuance by the Company of Convertible Indebtedness or warrants or options entitling third parties to purchase the Company’s common stock (or, at the Company’s option, to receive cash in lieu thereof); (c) any purchase of Equity Interests or Indebtedness (including Convertible Indebtedness) of the Company pursuant to delayed delivery contracts; (d) any of the foregoing to the extent it constitutes a derivative embedded in a convertible security issued by the Company; or (e) any Permitted Bond Hedge Transactions and Permitted Warrant Transactions.
“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Hedging Agreements.
“Home Country” has the meaning set forth in Section 3.19(a).
“IBA” has the meaning set forth in Section 1.08.
“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Company and the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.18.
“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender, as applicable.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.18, to make Revolving Loans and to acquire participations in Letters of Credit hereunder.
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

each Lender participating in such Borrowing), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any currency for any period, a rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such period, in each case, as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof; provided that the Interpolated Screen Rate shall in no event be less than zero (or, in the case of any Term Loan, 1.00% per annum).
“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) JPMorgan, (b) Goldman Sachs Bank USA, (c) Bank of America, N.A. and (d) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.20(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.20(j)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.20 with respect to such Letters of Credit).
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Judgment Currency” has the meaning set forth in Section 10.17(b).
“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.20 or, in the case of any Issuing Bank that

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 10.01(d).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.19.
“Qualified Institutions” has the meaning set forth in the definition of the term “Cash Equivalents”.
“Quotation Day” means (a) with respect to any currency (other than Euro and Sterling) for any Interest Period, two Business Days prior to the first day of such Interest Period, (b) with respect to Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period and (c) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Receivables” means any of the Company’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts receivable, notes receivable and other rights to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security, guarantees, indemnities and warranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit, and any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization transactions involving accounts receivables.
“Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any combination thereof (as the context requires).
“Register” has the meaning set forth in Section 10.04(b)(iv).
“Regulation U” means Regulation U of the Board of Governors.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.
“Relevant Interbank Market” means (a) with respect to any currency other than Euros, the London interbank market and (b) with respect to Euros, the European interbank market.
“Reportable Event” means a “reportable event”, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Benefit Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs; provided that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, unused Revolving Commitments and Term Loans (or, prior to the borrowing of the Term Loans hereunder on the Term Funding Date, Term Commitments) representing more than 50% of the sum of the Aggregate Revolving Exposure, the aggregate amount of the unused Revolving Commitments and the aggregate outstanding principal amount of all the Term Loans (or, prior to the borrowing of the Term Loans hereunder on the Term Funding Date, the aggregate amount of the Term Commitments) at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.
“Sanctioned Country” means, at any time, a country, region or territory that itself is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, or with respect to any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in such currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), and (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (i) if, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the Screen Rate for such Interest Period shall be the Interpolated Screen Rate, and (ii) if any Screen Rate, determined as provided above, would be less than zero (or, in the case of any Term Loan, less than 1.00% per annum), such Screen Rate shall for all purposes of this Agreement be zero (or, in the case of any Term Loan, 1.00% per annum).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933.

special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “₤” means the lawful currency of the United Kingdom. “subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries, or (b) any partnership, association, limited liability company or other Person more than 50% of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries.
“Subsidiary” means any subsidiary of the Company.
“Supported QFC” has the meaning assigned to it in Section 10.19.
“Syndication Agents” means the Persons identified as such on the cover page of this Agreement.
“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET 2) payment system.
“TARGET Day” means any day on which the TARGET is open for the settlement of payments in Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan on the Term Funding Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as

applicable.    The initial aggregate amount of the Lenders’ Term Commitments is US$500,000,000.
“Term Commitment Termination Date” means the earliest to occur of (a) August 28, 2018, (b) the date of the consummation of the Viewpoint Acquisition without using the Term Facility and (c) the termination of the Viewpoint Acquisition Agreement in accordance with the terms thereof.
“Term Facility” means the term loan facility provided for herein, including the Term Commitments and the Term Loans.
“Term Facility Certain Funds Period” means the period from and including the Effective Date to and including the earlier of the borrowing of the Term Loans on the Term Funding Date and the termination or expiration of all the Term Commitments.
“Term Funding Date” means the date, on or after the Effective Date, on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02).
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.
“Term Maturity Date” means ~~the third anniversary of the Term Funding Date~~July 2, 2022.
“Term Ticking Fee” has the meaning set forth in Section 2.09(b).
“Term Ticking Fee Accrual Period” has the meaning set forth in Section 2.09(b).
“Termination Event” means (a) a Reportable Event, (b) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any member of the Controlled Group, (c) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA which are reasonably likely to lead to the termination of, or the appointment of a trustee to administer, any Benefit Plan, or (f) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan.

“Total Indebtedness” means, without duplication, on a consolidated basis in accordance with GAAP, (a) the principal amount of all Indebtedness of the Company or any Subsidiary referred to in clauses (a), (d), (e), (g) (excluding contingent reimbursement obligations in respect of undrawn letters of credit) and (h) of the definition of such term and (b) the principal amount of all Indebtedness of any Person referred to in clauses (a), (d), (e), (g) (excluding contingent reimbursement obligations in respect of undrawn letters of credit) and (h) of the definition of such term in respect of which the Company or any Subsidiary has a Contingent Obligation; provided that, for purposes of determining Total Indebtedness, at any time after the definitive agreement for any Material Acquisition (including the Viewpoint Acquisition) shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.
“Transactions” means (a) the execution, delivery and performance by the Company and the Borrowing Subsidiaries of the Loan Documents, the borrowing of Loans and the issuance of Letters of Credit, (b) the Viewpoint Acquisition, (c) the Acquired Company Debt Repayment and (d) the payment of fees and expenses in connection with the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the EURIBO Rate or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Liabilities” means (a) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of all Single Employer Plans as of the most recent measurement date for which actuarial valuations have been completed and certified to the Company, all as determined under Accounting Standards Codification Topic 715, using the methods and assumptions used by the Company for financial accounting purposes and (b) in the case of Multiemployer Plans, the Withdrawal Liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

“Unrestricted Cash” means, as of any date of determination, cash and Cash Equivalents owned on such date by the Company and its Subsidiaries, as reflected on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP; provided that (a) such cash and Cash Equivalents do not appear (and in accordance with GAAP would not be required to appear) as “restricted” on such consolidated balance sheet and (b) for so long as any Acquisition Indebtedness is disregarded for purposes of determining Total Indebtedness in accordance with the definition of such term, all proceeds of such Acquisition Indebtedness shall be disregarded for purposes of determining Unrestricted Cash.
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency or any LC Currency (other than US Dollars), the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such Alternative Currency or LC Currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Revolving Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05.
“US Dollars” or “US$” refers to lawful money of the United States of America.
“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.19.
“US Tax Compliance Certificate” has the meaning set forth in Section 2.14(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Viewpoint” means Viewpoint, Inc., a Delaware corporation and, prior to the consummation of the Viewpoint Acquisition, a wholly-owned subsidiary of the Acquired Company.
“Viewpoint Acquisition” means the acquisition by the Company of the Acquired Company pursuant to the Viewpoint Acquisition Agreement, whereby the Merger Sub will merge with and into the Acquired Company, with the Acquired Company surviving such merger as a wholly-owned Subsidiary of the Company.
“Viewpoint Acquisition Agreement” means the agreement and plan of merger, dated as of April 23, 2018 (together with all exhibits or other attachments thereto and the disclosure schedules referred to therein), by and among the Company, Merger Sub and the Acquired Company.

“Viewpoint Acquisition Agreement Representations” means such representations and warranties made by or with respect to the Acquired Company and its subsidiaries in the Viewpoint Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Company (or any of its Affiliates) has the right to terminate its (or its Affiliate’s) obligations under the Viewpoint Acquisition Agreement or the right to elect not to consummate the Viewpoint Acquisition as a result of a breach of such representations and warranties in the Viewpoint Acquisition Agreement.
“Viewpoint Acquisition Closing Date” means the date of the consummation of the Viewpoint Acquisition.
“Viewpoint Acquisition Indebtedness” means any Indebtedness (other than the Loans) of the Company or any of its Subsidiaries in the form of a loan or credit facility incurred to finance, in whole or in part, (a) the Viewpoint Acquisition and the related transactions (including the Acquired Company Debt Repayment) or (b) the refinancing of any Bridge Loans (if any) or any other interim Indebtedness incurred by the Company or any of its Subsidiaries to finance the Viewpoint Acquisition and the related transactions (including the Acquired Company Debt Repayment).
“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “LIBOR Loan” or

SECTION 1.06.    Effectuation of Transactions. All references herein to the Company and the Subsidiaries on the Term Funding Date shall be deemed to be references to such Persons, and all the representations and warranties of the Company contained in this Agreement or any other Loan Document shall be deemed, on the Term Funding Date, to be made, in each case, after giving effect to the Viewpoint Acquisition and the other Transactions to occur on the Term Funding Date, unless the context otherwise expressly requires.
SECTION 1.07.    Most Favored Nation Provision.    In the event any agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Viewpoint Acquisition Indebtedness shall contain (a) any restrictive or financial covenant or any event of default that is either more restrictive (or more favorable to the holders of such Viewpoint Acquisition Indebtedness) than the corresponding restrictive or financial covenant or event of default set forth in this Agreement or is not comparable to any restrictive or financial covenant or event of default set forth in this Agreement or (b) any requirement that any Subsidiary of the Company guarantee any obligations of the Company or any of its Domestic Subsidiaries in respect of such Viewpoint Acquisition Indebtedness, then, in each case, this Agreement shall automatically be deemed to have been amended to incorporate such restrictive or financial covenant or event of default or such requirement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person. The Company shall give prompt written notice to the Administrative Agent of the effectiveness of any such indenture or other agreement or instrument, providing to the Administrative Agent true and complete copies thereof, and shall execute any and all further documents and agreements, including amendments hereto, and take (and, if applicable, cause its Subsidiaries to take) all such further actions, as shall be reasonably requested by the Administrative Agent to give effect to the provisions of this paragraph. Failure by the Company or any Subsidiary to observe or perform any such incorporated restrictive or financial covenant shall constitute an Event of Default under clause (b)(i) of Section 7.01.
SECTION 1.08. LIBOR Notification. The interest rate on a Loan denominated in US Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the United Kingdom Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR and EURIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.11(b) of this Agreement, such Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 2.11(b), of any change to the reference rate upon which the interest rate on LIBOR or EURIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.11(b), will be similar to, or produce the same value or economic equivalence of, the Screen Rate or have the same volume or liquidity as did the applicable Screen Rate prior to its discontinuance or unavailability.
SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
The Credits
SECTION 2.01.Commitments. Subject to the terms and conditions setforth herein, each Lender agrees (a) to make a Term Loan denominated in US Dollars to the Company on the Term Funding Date in a principal amount not exceeding its Term Commitment and (b) to make Revolving Loans denominated in US Dollars or Alternative Currencies to any Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in any Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02.    Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but either (w) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of the applicable Screen Rate is insolvent (and there is no successor administrator that will continue publication of the applicable Screen Rate), (x) the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which the applicable Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the applicable Screen Rate), (y) the supervisor for the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which the applicable Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor or the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate may no longer be used for determining interest rates for loans denominated in the applicable currency, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the applicable Screen Rate for such currency that gives due consideration to the then prevailing market convention in the United States for determining a rate of interest for syndicated loans denominated in the applicable currency at such time, and the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Rate); provided that if such alternate rate of interest shall be less than zero (or, in the case of any Term Loan, less than 1.00% per annum), such rate shall be deemed to be zero (or, in the case of any Term Loan, 1.00% per annum) for all purposes of this Agreement. Such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 10 Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) above, only to the extent the applicable Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (A), (B) and (C) of paragraph (a) of this Section shall be applicable.
SECTION 2.12.    Increased Costs; Illegality. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London or European interbank market any other condition, cost or expense (other than repayment of the Loans and the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices with respect to the credit facilities established hereby submitted by any Lender (but do not supersede (a) except as may be set forth in the Bridge Facility Agreement, the commitments under the Bridge Commitment Letter or any other provision of the Bridge Commitment Letter and (b) any other provisions of the Commitment Letter or the Fee Letters that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement (including any Assignment and Assumptions, amendments and other notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on the Platform, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Without limiting the generality of the foregoing, the parties hereto hereby (i) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Company or any Borrowing Subsidiary, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii)

waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08. Right of Setoff.    If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank or by such an Affiliate to or for the credit or the account of the Company or any Borrowing Subsidiary against any of and all the obligations then due of the Company or any Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Company or such Borrowing Subsidiary are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application. Notwithstanding anything to the contrary in this Agreement, in no event will any deposits or other amounts at any time held or other obligations at any time owing by any Lender or Issuing Bank or any of their respective Affiliates to or for the account of any Foreign Borrowing Subsidiary be set off and applied against any obligations under this Agreement of the Company or any Domestic Borrowing Subsidiary.
SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York; provided that (i) the interpretation of the definition of the term “Acquired Company Material Adverse Effect” and whether or not an Acquired Company Material Adverse Effect exists, (ii) the determination of the accuracy of any Viewpoint Acquisition Agreement Representations and whether as a result of a breach or inaccuracy of any Viewpoint Acquisition Agreement Representations the Company or any of its Affiliates have the right to elect not to consummate the Viewpoint Acquisition or to terminate their respective obligations under the Viewpoint Acquisition Agreement and (iii) the determination of whether the Viewpoint Acquisition has been consummated in all material respects in accordance with the Viewpoint Acquisition Agreement, in each

Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrowers that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.
(c)    If the Company does not file this Agreement with the SEC, then the Company hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public Side Lender Representatives. The Company acknowledges its understanding that Lenders, including their Public Side Lender Representatives, may be trading in securities of the Company and its Affiliates while in possession of the Loan Documents.
SECTION 10.17. Conversion of Currencies.    (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including each Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each Borrower in respect of any sum due to anyother party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency.
SECTION 10.18. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion

Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.
SECTION 10.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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